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                                                                     EXHIBIT 11
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                    COMPUTATION OF BASIC EARNINGS PER SHARE
                        AND DILUTED EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                   THREE MONTHS    SIX MONTHS    THREE MONTHS
                                                       ENDED          ENDED          ENDED
                                                   June 30,1998   June 30,1998   June 30,1997
                                                   ------------   ------------   ------------
BASIC:
   Net income (loss)                                 $  5,610        $  8,223      ($ 1,319)
                                                     ========        ========      ========

   Weighted average common share outstanding           23,718          21,942        20,000
                                                     ========        ========      ========

   Basic earnings (loss) per share                   $   0.24        $   0.37      $   0.07
                                                     ========        ========      ========


DILUTED:
    Net income (loss)                                $  5,610        $  8,223      ($ 1,319)
                                                     ========        ========      ========

Common and potential common shares:
    Weighted average common shares outstanding         23,718          21,942        20,000
    Assumed exercise of options                         2,655           2,737          --
    Assumed purchase of common shares for treasury     (1,520)         (1,718)         --
                                                     --------        --------      --------

    Common and potential common shares                 24,853          22,961        20,000
                                                     ========        ========      ========

    Diluted earnings (loss) per share                $   0.23        $   0.36      $   0.07
                                                     ========        ========      ========
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